                                                                        EX 10.23

                              SERVICES AGREEMENT


THIS SERVICES AGREEMENT ("Agreement") is made as of this 6 day of August, 1996 by and between TRAMCO, INC., a Washington corporation ("Tramco"), and FRONTIER AIRLINES, INC., a Colorado corporation ("Customer").


                                    RECITALS

A. Customer desires that Tramco provide Customer with certain modification, maintenance, repair, overhaul and other services with respect to the maintenance, repair, overhaul and modification of certain Aircraft (as defined herein).

B. Tramco desires to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:


                                   AGREEMENTS


     1.  Definitions.  Capitalized terms used but not defined herein shall have
         -----------
the meanings given in Exhibit 1 hereto.

     2.  Airframe Services.  Tramco shall provide to Customer the following
         -----------------
services (collectively, the "Airframe Services"):

          2.1  Heavy Maintenance.  Tramco shall provide to Customer Heavy
               -----------------
Maintenance, and Customer shall purchase the same from Tramco, subject to and in accordance with the charges, terms and conditions set forth herein. Scheduling of the Heavy Maintenance shall be advised by Customer in consultation with Tramco.

          2.2  Modification Work.  In addition to the Heavy Maintenance Work,
               -----------------
Tramco shall provide to Customer the Modification Work and Customer shall purchase the same from Tramco, subject to and in accordance with the charges, terms and conditions set forth herein. Scheduling of the Modification Work shall be advised by Customer in consultation with Tramco.

     3.   Workscope, Parts Identification.
          -------------------------------

          3.1  Workscope.  For each Aircraft for which Customer desires that
               ---------
Tramco perform Airframe Services hereunder, Customer shall be responsible for developing and delivering to Tramco an initial statement of work at least fourteen (14) days in advance or such Aircraft's anticipated date for arrival at the Tramco Airframe facility for Airframe Services which describes work tasks Tramco is to provide. Tramco will review the initial statement of work and will advise

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Customer of any necessary revisions or otherwise clarify details of the statement of work prior to and, if determined by Tramco to be necessary, during aircraft inspection. After such review and agreement between Customer and Tramco as to the statement of work, Customer and Tramco will execute a definitive, written Workscope prior to Tramco's commencement of any Airframe Services on the Aircraft, which Workscope will be attached to the applicable Airframe Services Order.

          3.2.  Parts Identification.  As part of the Workscope, Customer shall
                --------------------
identify those certain parts and components (other than Expendable and Consumable parts typically used or consumed in connection with Airframe Services) that will need to be procured to accomplish the Workscope. Such parts and components will include, but are not limited to, the following: hardtime change components, systems modifications, interior material changes, and other potential lead-time sensitive items.

          3.3.  Engineering Services.  In the event that Customer will require
                --------------------
that Tramco perform any engineering services or technical support as part of or in connection with any Airframe Services, then Customer will provide to Tramco, not less than sixty (60) days prior to the delivery of the Aircraft for which such services are to be provided, a description of the desired engineering services. Upon agreement by Tramco, the description of such engineering services shall be included in the Workscope for the Airframe Services.

     4.  Orders for Airframe Services.  Upon finalization of the Workscope
         ----------------------------
pursuant to Section 3 above and in all events prior to the commencement of performance of the Airframe Services, Customer and Tramco shall execute a written services order, substantially in the form of the "Airframe Services Order" form attached as Exhibit 4 hereto (each, an "Airframe Services Order"). Each Airframe Services Order shall set forth the information required by the form of Airframe Services Order (including pricing information pursuant to the terms of Section 5) and shall be attached to a copy of the Workscope relating to such Airframe Services Order. Upon the mutual agreement of Customer and Tramco to the terms set forth in an Airframe Services Order, Customer and Tramco each shall have a copy of such Airframe Services Order signed by a duly authorized representative. Terms and conditions set forth in any Airframe Services Order shall apply only to the performance of the Airframe Services on the Aircraft identified in such Airframe Services Order and, unless expressly referenced in any additional subsequent Airframe Services Order, shall not apply to any subsequent Airframe Services Order under this Agreement.

     5.  Airframe Services Terms and Conditions.  Unless otherwise expressly set
         --------------------------------------
forth in an Airframe Services Order (and in such case only with respect to the Airframe Services and Aircraft identified in such Order), charges for Airframe Services provided to Customer in connection with this Agreement shall be as follows:

          5.1.  Estimated Labor Hours.  For each Workscope contained in an
                ---------------------
Airframe Services Order, Customer and Tramco shall mutually agree on the number of labor hours estimated to be required to complete the Airframe Services set forth in the Workscope (the "Estimated Labor Hours"). The agreed upon Estimated Labor Hours shall be set forth in the Airframe Services Order for such Workscope. Such Estimated Labor Hours shall include, without additional labor charge, all labor as may be required to complete the Airframe Services in accordance with the Workscope, but shall not include Additional Work, any Customer Request Items, Non-Routines, or any changes

                                      -2-
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to the content of the Workscope, any deviation from or failure of the assumptions and conditions set forth in the Workscope, or similar changes that would increase the time required to perform the Workscope. Regardless of the actual number of labor hours expended by Tramco, Tramco shall perform the Workscope at a charge equal to (i) the number of Estimated Labor Hours multiplied by the Labor Rate, plus (ii) the number of actual labor hours expended by Tramco in performance of Additional Work, Customer Request Items, Non-Routines, or other items outside of the Workscope multiplied by the Labor Rate, plus (iii) charges for materials and third party services pursuant to
Section 5.2.

          5.2.  Material Charges.  (a) Expendables and Consumables.  Tramco
                ----------------
shall bill Customer for the cost of Expendables and Consumables used by Tramco in connection with the Airframe Services at the fixed rate specified in the Airframe Services Order relating to such item of Labor Work. Charges for Expendables and Consumables will be included in the Invoices.

                (b) Other Materials. Parts, materials and third party services used or consumed in connection with Airframe Services (other than Expendables and Consumables) shall be charged to Customer at their actual cost plus a mark-up of twenty percent (20%), provided that no single part, material item or outside service shall be marked-up in excess of two hundred and fifty dollars ($250.00). Notwithstanding the foregoing, any single part, material item or outside service with an actual cost to Tramco of $5,000 or greater shall be billed to Customer at their actual cost plus a mark-up of twenty percent (20%) with no maximum mark-up amount. For purposes of this Section 5.2, divisions or business units of The B.F.Goodrich Company other than Tramco shall be considered third parties and parts or services obtained from such divisions or business units shall be charged to Customer in accordance with this Section 5.2. Outside services include, without limitation, non-destructive testing, plating, machining, fueling/defueling, parts fabrication and oxygen bottle servicing. As an exception to the foregoing, (i) parts, components and material purchased from Boeing and charged directly to Customer through a Customer purchase order or Customer open account; and (ii) parts, components and material furnished by Customer; shall not be charged to Customer or marked-up by Tramco.

          5.3.  Labor.  The "Labor Rate" shall be the rate per hour specified in
                -----
the applicable Airframe Services Order. Except as otherwise provided on the applicable Airframe Services Order, the Labor Rate shall apply to all categories of Tramco labor in connection with the Airframe Services, including without limitation labor incident to expediting services, labor time otherwise chargeable at applicable overtime rates, engineering services, inspection services, NDT/NDI, parts research services, AOG services, development engineering services, direct lead labor time, and direct quality control labor time.

          5.4.  Estimates of Delivery.  Notwithstanding anything to the contrary
                ---------------------
contained in this Agreement, any Airframe Services Order or any other communications between Tramco and Customer, delivery dates or turn-times quoted or communicated to Customer, whether orally or in writing, from time to time with respect to Airframe Services shall in all cases be estimates of the time for completion of performance of such services and in no event shall such estimates be construed as binding delivery commitments.

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          5.5.  Other Terms.
                -----------

                 5.5.1.  Scheduling and Capacity.  Customer's Designated
                         -----------------------
Maintenance Representative(s) shall be responsible for scheduling Airframe Services with Tramco. Aircraft shall be delivered by Customer to Tramco Airframe on the date(s) specified in the Airframe Services Order, or as may otherwise be agreed in writing between Customer and Tramco. Customer shall provide Tramco with not less than fourteen (14) days advance notice of the delivery of any Aircraft and shall use all reasonable efforts to provide Tramco with at least sixty (60) days advance notice of the anticipated delivery of Aircraft for Airframe Services. In all events, Customer shall provide Tramco with written schedule confirmation not less than fourteen (14) days in advance of the delivery of any Aircraft for Airframe Services. Performance of Airframe Services is in all cases subject to availability of space and sufficient capacity at Tramco.

                 5.5.2.  Ferry and Flight Tests.  Customer shall provide its own
                         ----------------------
crew for; pay all expenses related to; and have sole responsibility for the transportation of all Aircraft to and from the Tramco Airframe facilities, including any flight test of an Aircraft receiving Airframe Services hereunder. Tramco will provide technicians to assist in flight test and redelivery. Customer shall take all action necessary to extend its insurance coverages required hereunder to such Aircraft and any flight tests thereof.

                 5.5.3.  Technical Data.  Customer shall be solely responsible
                         --------------
for, and shall bear any costs associated with, obtaining any licenses or other rights from third parties necessary to enable Tramco's use of the Technical Data in connection with Airframe Services, and such obligation shall be a condition precedent to any such services hereunder. Not less than seven (7) days prior to the commencement of any Airframe Services hereunder, Customer shall have delivered copies to Tramco of all necessary maintenance, repair or overhaul manuals or instructions, including, without limitation, wiring diagrams, structural repair manuals, and any approved maintenance program for a particular Aircraft, which maintenance program will include a manual describing the relevant maintenance and inspection program, and corresponding maintenance work cards and forms, together with any other published technical data required to accomplish the services requested (the "Technical Data"). Without limiting the generality of the foregoing, Technical Data includes any necessary manuals or instructions from manufacturers or suppliers of the airframe or components thereon.

                 5.5.4.  Designated Maintenance Representatives.  Customer shall
                         --------------------------------------
designate in writing one or more representatives of Customer each of whom shall have authority to authorize and approve for and on behalf of Customer any Airframe Services or changes thereto, including but not limited to Non-Routine Maintenance and any Buyer Request Items. One Designated Maintenance Representative shall be available at the Tramco Airframe repair facility during normal business hours while the Airframe Services are being provided. Tramco shall provide at its expense appropriate office accommodations for one Designated Maintenance Representative at the Tramco Airframe facilities, with shared secretarial support and access to computers, fax machines and telephones. Customer shall reimburse Tramco for all out-of-pocket expenses, long-distance telephone and fax expenses incurred by Tramco on account of the Designated Maintenance Representatives. Customer shall be responsible for all travel, lodging and related expenses incurred by the Designated Maintenance Representatives. Subject to reasonable restrictions imposed by Tramco to safeguard proprietary information and to maintain the security and safety of the Tramco facility, Tramco will allow the Designated Maintenance Representatives reasonable access at all reasonable times
(i) to the Tramco records contemplated by Section 6.2.2 of this Agreement, (ii) to observe the performance of all Airframe Services being performed by Tramco for Customer, and (iii) to observe and inspect all materials and parts obtained by Tramco for use or installation on the Aircraft. The Designated Maintenance Representatives, and all other employees, agents and representatives of Customer, shall abide by Tramco's security and safety procedures and restrictions. Customer shall be completely responsible for sickness or injury to its Designated Maintenance Representatives and other employees, including without limitation with respect to death or injuries occurring at the Tramco facility or as a result of actions or inactions (negligent or otherwise) of Tramco employees, agents or representatives.

                 5.5.5.  Warranty.  Tramco shall warrant the Airframe Services
                         --------
exclusively as set forth in Exhibit 5.5.5 to this Agreement.

     6.  Customer Payments.
         -----------------

          6.1.  Charges/Invoices.  Customer shall compensate Tramco at the rates
                ----------------
and terms as provided in this Agreement and the applicable Airframe Services Order for the various services rendered hereunder by Tramco. Charges for costs or expenses which this Agreement specifically provides are to be incurred by Tramco for the account of Customer shall be charged to Customer as provided herein. Such costs and expenses shall be included in the Invoices, but identified separately.

          6.2.  Time and Method of Payments.
                ---------------------------

                 6.2.1.  Invoicing.  Upon completion of Airframe Services with
                         ---------
respect to an Aircraft, Tramco will prepare and submit to Customer an invoice or invoices with respect to such Aircraft listing charges for the Airframe Services and related parts and materials (the "Invoices"). Prior to redelivery of any Aircraft to Customer, Customer shall pay to Tramco an amount equal to eighty percent (80%) of the Estimated Labor Hours, eighty percent (80%) of the estimated additional labor charges with respect to Airframe Services on such Aircraft performed by Tramco on a Time and Materials basis, and one hundred percent (100%) of the estimated charges for materials and third party services on such Aircraft pursuant to Section 5.2. All such estimates shall not be construed as a fixed determination of Invoice amounts, and as soon as practicable following Aircraft redelivery Tramco will submit supplemental or additional Invoices to reflect actual labor, material and other charges payable by Customer pursuant to this Agreement. Additional amounts owing by Customer pursuant to such additional Invoices shall be due and payable in United States Dollars 30 days from the Invoice date. All Customer payments shall be made by check or wire transfer to a Tramco account designated by Tramco in writing to Customer. Any payments made by check shall be sent via overnight air courier services (e.g. FedEx, UPS) to the Tramco address designated from time to time by Tramco in writing. Notwithstanding the foregoing and in addition to any other remedy to which Tramco may be entitled, Tramco may in its sole discretion demand complete payment for 100% of all labor charges for Airframe Services with respect to any Aircraft prior to the departure of such Aircraft from

                                      -5-
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Tramco Airframe. In the event Tramco elects to require such payment, Customer will be notified not less than five (5) days prior to the scheduled departure of such Aircraft.

                 6.2.2.  Right of Customer to Review Records.  On the written
                         -----------------------------------
request of Customer from time to time during the Term of this Agreement (but not more frequently than once in any twelve month period) and in addition to the rights set forth in Section 5.5.4 with respect to Designated Maintenance Representatives, Customer shall be permitted during normal business hours to review Tramco's records related exclusively to (a) the manner and quality of performance of Airframe Services on the Aircraft by Tramco, and (b) the accuracy of any fees or charges invoiced by Tramco to Customer with respect to Airframe Services provided by Tramco. The right of Customer to review Tramco records shall extend to any agent, consultant or advisor of Customer reasonably acceptable to Tramco which agrees to execute a confidentiality agreement in form and substance satisfactory to Tramco, and which agrees to abide by applicable Tramco safety and security restrictions. Notwithstanding the foregoing, neither Customer nor its agents, consultants or advisors shall have any right to review any other books and records of Tramco, including without limitation any books and records relating to Tramco's fees or charges to any other customer or Tramco's general accounts or financial information.

                 6.2.3.  Disputed Amounts.  Any Invoice submitted by Tramco
                         ----------------
shall be final as to Customer unless Customer shall have notified Tramco in writing (a "Notice of Disagreement") within ninety (90) days of the Invoice date of a disagreement with respect to all or a portion of any Invoice. Such Notice of Disagreement shall specify the dollar amount of the disagreement (the "Disputed Amount") and identify in reasonable detail the basis of Customer's good faith determination that the invoice amount is incorrect. Customer shall pay when due all amounts other than Disputed Amounts. Following receipt by Tramco of a Notice of Disagreement, Tramco and Customer shall use good faith efforts to resolve such Disputed Amounts. If Tramco and Customer are unable to satisfactorily resolve such Disputed Amounts within thirty (30) days of receipt of the Notice of Disagreement, then the Disputed Amount shall be promptly submitted (by either party) to an independent public accounting firm of national reputation which shall not have provided professional services to either Tramco or Customer during the three year period prior to the date of the Notice of Disagreement (the "Accounting Firm"). Customer and Tramco agree that the Seattle, Washington office of Price Waterhouse LLP shall serve as the Accounting Firm, provided that if such firm is unable or unwilling to provide such service in any instance (including by reason of disqualification under the terms of this Agreement), then the Seattle, Washington office of Deloitte & Touche LLP shall serve as the Accounting Firm. If both Price Waterhouse LLP and Deloitte & Touche LLP are unable or unwilling to serve as the Accounting Firm, then Tramco and Customer shall mutually agree on the Accounting Firm. The Accounting Firm shall be instructed to review the Disputed Amounts and to notify Customer and Tramco as soon as practicable, and in any event not later than sixty (60) days following the date of submission of the Disputed Amount to the Accounting Firm, of its determination of the correct amount of the invoice payable by Customer. Customer and Tramco agree to make available to the Accounting Firm such information, books and records relating to the Disputed Amounts as may be reasonably determined by the Accounting Firm to be necessary to complete its review. The determination of the Accounting Firm shall be final and binding and Customer shall pay to Tramco within five (5) days following receipt of the report of the Accounting Firm such amount as the Accounting Firm has determined is properly payable. The fees and expenses of the Accounting Firm shall be allocated ratably between the parties in

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proportion to the dollar amount of adjustment to the Tramco invoice determined by the Accounting Firm to be appropriate compared to the dollar amount of the Disputed Amount.

                 6.2.4.  Late Payment Charges.  If any Customer payment
                         --------------------
obligation hereunder is not paid when due, (i) Customer shall pay interest on such amount calculated from the date such amount is due until the date of payment in full at the lower of one and one-half percent per month or the maximum rate allowable under applicable law, and (ii) Tramco shall have the right upon notice to Customer to suspend performance of Airframe Services and to terminate this Agreement. No forbearance or course of dealing shall affect these rights of Tramco.

          6.3.  Customer as Responsible Party.  Customer represents that it has
                -----------------------------
all necessary authority to authorize the Airframe Services on the Aircraft. Notwithstanding any understandings or agreements that Customer may have from time to time with third parties and without limiting Tramco's rights or remedies upon Customer's default, Tramco shall look solely to Customer for payment of all amounts owing under this Agreement and the performance of all obligations of Customer under this Agreement. Customer shall hold harmless and defend Tramco from and against any claims or charges asserted by any third parties claiming an interest in the Aircraft, or questioning the purchase of the Airframe Services by Customer from Tramco.

     7.  Material Supply.
         ---------------

          7.1.  Material Procurement.  Tramco will provide all Expendables and
                --------------------
Consumables which are required to perform the Airframe Services. Parts and components (other than Expendables and Consumables) identified pursuant to
Section 3.2 of this Agreement as required to complete the Workscope or otherwise necessary for the performance of any Airframe Services will be provided by Customer or, upon mutual agreement, by Tramco at the charges specified in
Section 5. Customer and Tramco agree to cooperate in order to facilitate timely procurement of parts and components. All parts and components to be furnished by Customer in connection with the Airframe Services shall be provided at Tramco Airframe no later than seven days prior to commencement of the Airframe Services on the Aircraft for which such part or component is required. In no event shall Tramco be liable for any delayed or untimely performance hereunder as a result of (i) failure by Customer to deliver to Tramco any parts or components (other than Expendables and Consumables) in a timely manner, or (ii) failure by Tramco to obtain any parts which Customer has requested Tramco to obtain on its behalf.

          7.2.  Customer Parts and Equipment.  Any parts and material delivered
                ----------------------------
to Tramco Airframe by or on behalf of Customer in connection with the Airframe Services shall be handled by Tramco through its normal incoming material receiving inspection routine. A Customer Designated Maintenance Representative shall be notified by Tramco of the inspection findings, and shall direct Tramco as to the disposition of inspected items. Tramco will hold any parts and material determined by Customer to be scrapped, returned to the vendor or otherwise disposed of, including any parts or materials removed from Customer Aircraft (collectively, "Excess Material") at Tramco's facilities for a maximum period of thirty (30) days, after which time Customer shall be responsible for the removal, shipping and disposition of such Excess Material. With Tramco's consent and agreement, Excess Material may remain at Tramco's facilities beyond such thirty (30) day period upon Customer's payment to Tramco of storage fees in an

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amount which in Tramco's judgment is sufficient to compensate Tramco for all costs and expenses related to the storage of such Excess Material. Tramco shall maintain any parts and materials supplied to Tramco by Customer for use in connection with the Airframe Services (and any Excess Material for the period specified above) in a physically separated area within the Tramco facilities, with appropriate identification of such parts and materials as the property of Customer. Tramco acknowledges and agrees that title to such parts and materials supplied by Customer (and any Excess Material) shall at all times remain with Customer. Risk of loss with respect to the Customer supplied parts and materials and Excess Materials shall remain with Tramco while such items are located in the Tramco facility, and shall transfer to Customer at the time physical possession of such parts or materials are delivered to Customer, or such parts or materials are physically placed on an Aircraft.

     8.  Taxes.  Tramco shall pay any federal, state or local taxes based upon
         -----
Tramco's income or profits in connection with payments received under this Agreement, including any gross receipts or business and occupation taxes. Customer shall be responsible for the amount of any Washington State sales or use taxes that result from the delivery of the Airframe Services provided by Tramco hereunder or the purchase, sale, lease, exchange, transfer, replenishment or maintenance of parts and supplies and other personal property for use in connection with the Airframe Services as contemplated hereby, except for transactions for which an appropriate tax exemption certificate is furnished to Tramco by Customer. The amount of any such taxes for which Customer is responsible, if paid by Tramco, shall be billed to Customer from time to time during the term hereof.

     9.  Proprietary Rights.  Except as otherwise agreed in writing or as
         ------------------
specifically provided herein, each of Tramco and Customer shall retain all of their own proprietary rights of any kind in and to their respective patents, trademarks, names, information, documents, procedures, methods or know-how that may be used or disclosed in connection with the performance of the Airframe Services. Any such items disclosed to the other (including without limitation the terms of this Agreement and any Airframe Service Orders) shall be held in confidence and shall not be disclosed or provided to any third-party without the specific prior written approval of the disclosing party, and neither party shall reproduce any documents reflecting the same except for copies necessary for its own internal usage. The foregoing obligations shall not apply to any such information, documents, procedures, methods or know-how which: (i) at the time of disclosure or thereafter is or becomes generally available to the public through no fault or action by the receiving party or by its agents, representatives or employees, (ii) is or becomes available to the receiving party on a nonconfidential basis from a source other than the disclosing party or the disclosing party's employees, agents or representatives, which is not prohibited from disclosing such portions by a contractual, legal or fiduciary obligation, or (iii) was within the receiving party's possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not bound by a confidentiality agreement with the disclosing party in respect thereof, or was not subject to any duty, contractual or otherwise, prohibiting transmission of information to the disclosing party.

     10.  Certain Record Keeping and FAR Responsibilities.
          -----------------------------------------------

          10.1  Tramco.  Except as otherwise provided herein, in connection with
                ------
the Airframe Services provided by Tramco hereunder, Tramco shall comply with all provisions of the FARs applicable thereto, including, but not limited to, Part 145, and shall maintain all required records and documents pursuant thereto. Such records and documents shall be available for inspection at all times during Tramco's normal business hours. In no event shall Tramco be deemed to be an airline for any purpose whatsoever.

          10.2  Customer.  Notwithstanding anything to the contrary contained
                --------
herein, Customer shall have responsibility for and shall maintain all records, manuals and otherwise comply with all provisions of the FARs applicable to its operations, including, but not limited to, Part 121, and shall maintain all required records and documents pursuant thereto. Without limiting the generality of the foregoing, Customer shall have sole responsibility for Customer's compliance with records relating to airworthiness directives, ground and crew qualifications, maintenance of training records and records relating to parts histories, and creation and maintenance of FAA required manuals, policies and procedures. During the Term of this Agreement, Tramco will provide reasonable storage at Tramco Airframe for records of Customer relating to the Airframe Services.

     11.  Independent Contractor.  In performing its obligations hereunder,
          ----------------------
Tramco shall in all respects be an independent contractor and shall not be deemed an employee, agent, partner or franchisee of Customer. No partnership, corporation, or other entity or relationship is created by this Agreement.

     12.  Insurance; Liabilities.
          ----------------------

          12.1  Customer Policies and Limits.  Customer shall provide and
                ----------------------------
maintain in effect during the Term and until the expiration of the final Warranty Period extended for the Airframe Services the insurance coverages described on Exhibit 12.1 hereto, with limits no less than those indicated on
Exhibit 12.1.

          12.2  Tramco Policies and Limits.  Tramco shall provide and maintain
                --------------------------
in effect during the Term and until the expiration of the final Warranty Period extended for the Airframe Services the insurance coverages described on Exhibit
12.2 hereto, with limits no less than those indicated on Exhibit 12.2.

          12.3  Requirements/Certificates.  Insurance coverages required herein
                -------------------------
of either party (other than any self-insured portion) shall be provided through insurance companies rated A or better by Best's, or insurers of comparable recognized responsibility. The reference to insurance limits in Exhibits 12.1 and 12.2 shall not in any event limit either party's liability to the other. Within 10 days of the date of this Agreement, and thereafter at the request of either party, the other party shall furnish one or more certificates of insurance indicating:

                (a) that insurance of the types described above is provided in at least the limits set forth above;

                (b) the name of the insurance company or companies carrying such coverage;

                (c) the effective date and expiration dates of such coverage or policies; and

                (d) that thirty (30) days advance written notice will be given to the parties of any material change or alteration of the policies or coverage.

          12.4  Limitations on Liability.  In any action brought by either party
                ------------------------
seeking to obtain damages for breach of this Agreement or for failure to perform the requirements of this Agreement, no damages or other relief shall be awarded or permitted based upon expectations of continued performance or future performance by the defaulting party for the then remaining Term of this Agreement, and for purposes of such action this Agreement shall be deemed to have expired effective as of the date of the claimed breach or failure to perform, regardless of whether this Agreement has in fact been terminated as of such date or any subsequent date. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER TRAMCO NOR CUSTOMER SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, COVER OR LOST PROFITS SUSTAINED OR INCURRED AS A RESULT OF THE AIRFRAME SERVICES OR THE WARRANTY PROVIDED FOR IN EXHIBIT 3.5.6 TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE.

     13.  Excused Performance.  Neither party will be liable for, or be
          -------------------
considered to be in breach of or default under this Agreement on account of any delay or failure to perform as required by this Agreement (other than with respect to the obligation to make payments pursuant to Section 6 hereof) as a result of any cause or condition beyond such party's reasonable control, including, but not limited to: fire, explosions, earthquakes, storms, flood, wind, drought and acts of God or the elements; court orders; acts, delays and failures to act by civil, military or other governmental authority; strikes, lockouts, labor interruptions or slowdowns, riots, insurrections, sabotage and war; breakdown or destruction of, or damage or casualty to, any equipment, facilities or other property; interruption, suspension, curtailment or other disruption of utilities; unavailability of materials, supplies, parts, equipment, personnel or other necessary items; and, acts or omissions of persons or entities other than such party (each such event being herein sometimes referred to as an event of "Force Majeure"). Upon the occurrence of an event or condition of Force Majeure, Tramco shall have reasonable opportunity to make alternative satisfactory arrangements to perform its obligations under this Agreement.

     14.  Term; Termination.
          -----------------

          14.1.  Term.  The term of this Agreement shall commence effective as
                 ----
of the date first specified above and shall continue in effect for an initial period ending one year after the date of this Agreement (the "Term"). The Term shall be extended for additional one year terms unless, not less than thirty
(30) days prior to the expiration of the Term then in effect, either party shall give written notice to the other of its desire to terminate the Agreement as of the expiration of the Term.

          14.2.  Termination.  Notwithstanding the provisions of Section 14.1,
                 -----------
either party may terminate this Agreement as follows:

                 a. At any time with or without cause prior to the expiration of the Term by giving at least thirty (30) days prior written notice.

                 b. To the extent permitted by applicable law, immediately upon written notice in the event that the other party (i) files a voluntary petition in bankruptcy; (ii) is declared insolvent or bankrupt or makes a general assignment or other similar arrangement for the benefit of its creditors; (iii) proceedings in bankruptcy or insolvency are instituted against the other party and are not dismissed within 60 days thereafter; (iv) a court takes and retains for at least 60 days jurisdiction of the other party or its assets under any reorganization or insolvency act; or (v) a receiver of the other party or a substantial portion of its assets is appointed by a court and is not discharged or opposed within 60 days.

                 c. Immediately upon written notice in the event the other party dissolves or liquidates.

          14.3.  Completion of Airframe Services.  Notwithstanding the
                 -------------------------------
expiration or termination of this Agreement, Tramco and Customer agree that, unless otherwise agreed by Tramco and Customer, Tramco shall continue to perform and complete any Airframe Services required to be performed under any existing Airframe Services Orders which have not yet been completed as of the date of termination.

     15.  Miscellaneous.
          -------------

          15.1  Notices.  All notices (including by facsimile) or other
                -------
communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person by Tramco to a Designated Maintenance Representative or otherwise if delivered by United States mail, postage prepaid, overnight delivery service, or facsimile, in each case addressed as follows:

                     (a)   if to Customer:
                           Frontier Airlines, Inc.
                           12015 East 46th Avenue
                           Denver, CO  80239-3116
                           Attention: Jon Bartram
                           Fax: (303) 371-7007
                    and

                    (b)  if to Tramco:

                         c/o Tramco, Inc.
                         11323 30th Ave. W., Paine Field
                         Everett, Washington  98204
                         Attention:  General Manager, Airframe Services
                         Fax:  206/347-1034

                         with copy to:

                         BFGoodrich Aerospace
                         250 N. Cleveland-Massillon Road
                         Akron, Ohio  44334
                         Attention:  Vice President, Legal
                         Fax:  330/374-3139

or to such other addresses as may be specified by either party hereto pursuant to notice given by such party in accordance with the provisions of this Section 15.1.

          15.2  Benefit of the Agreement.  This Agreement shall be binding upon
                ------------------------
and inure to the benefit of the parties hereto and their respective successors and their permitted assigns.

          15.4  Names, Advertising.  Each of the parties agrees that they will
                ------------------
not, without the prior written consent of the other, make any use whatsoever of, or cause others to make or assist others in making any use whatsoever, of the respective corporate or trade names of the other (including the corporate or trade names of their respective subsidiaries and affiliates) or any portion thereof, or any of their respective trademarks, or any portion thereof, in connection with any advertising, promotion, publicity or for any other business purpose that is not directly related to the performance of their respective obligations hereunder.

          15.5  Headings.  The headings used in this Agreement are for
                --------
convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the provisions of this Agreement.

          15.6  Entire Agreement.  This Agreement contains the entire agreement
                ----------------
and understanding of the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the parties hereto subsequent to the date hereof.

          15.7  Amendments.  This Agreement shall not be modified or amended
                ----------
except by written instrument specifically referencing this Agreement which is signed by the parties hereto. The terms and conditions of this Agreement shall not be altered or changed by, and Tramco hereby objects to, any different or additional terms contained in any other document (other than an amendment as provided above), including, without limitation, any invoices, purchase orders or acknowledgment forms submitted by Customer to Tramco.

          15.8  Waiver.  No waiver of any provision of this Agreement shall be
                ------
valid or binding unless it is in writing dated subsequent to the date hereof and signed by the parties hereto. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition. No failure or delay of either party in exercising any right under this Agreement shall operate as a waiver thereof, nor shall any partial exercise by either party of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

          15.9  Assignment.  This Agreement may not be assigned by either party
                ----------
in whole or in part (including for purposes of this Section 15.9 any transfer by merger, reorganization, sale of a majority of the voting capital stock, or other transfer by operation of law) without the prior written consent of the other party. Consent to such assignment in one instance shall not constitute consent to any other assignment. No assignment shall relieve the assignee from its obligations under this Agreement. Any assignment or attempted assignment in violation of the terms of this Section 15.9 shall be void. Notwithstanding the provisions of this Section 15.9, Tramco may assign this Agreement to The B.F.Goodrich Company, or to any direct or indirect subsidiary or other affiliate of Tramco or The B.F.Goodrich Company without the consent of Customer.

          15.10  Separable Provisions.  If any provision of this Agreement shall
                 --------------------
be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it nevertheless shall remain in full force and effect in all other circumstances.

          15.11 Mandatory Disclosure; Securities Laws Compliance. (a) Customer agrees that without the prior written consent of Tramco, Customer will not disclose or provide copies of this Agreement or any Airframe Services Orders to any third party or entity, including any court or other governmental agency or body. In the event that Customer receives notification of a legal requirement to disclose, or becomes legally compelled to disclose, a copy of or the terms of this Agreement or any Airframe Services Orders or any proprietary information subject to the provisions of Section 9 of this Agreement (collectively, the "Information"), whether by deposition, interrogatory, request for documents by a court or any governmental agency or body, subpoena, or other process or requirement, whether legal, administrative or otherwise, Customer will provide Tramco with prompt advance written notice (which shall not be less than five business days in advance of the time for any such mandatory disclosure) so that Tramco may seek a protective order, confidential treatment, waiver or other appropriate protective relief with respect to all or part of such request or requirement, or waive compliance with the provisions of this Agreement with respect to all or part of such request or requirement. In the event that such protective order, confidential treatment, waiver or other remedy is not obtained prior to the deadline for complying with such request or requirement, and upon advice of counsel Customer reasonably believes that it is legally compelled to disclose Information, then Customer may disclose only that portion of the Information which it is advised in writing by counsel that it is legally compelled to disclose. Customer will use its best efforts to assist Tramco and in no event will oppose any action by

Tramco to obtain appropriate confidential treatment or protective relief as contemplated by this Section 15.11

                 (b) Tramco acknowledges and agrees that Customer may be required by applicable securities laws to issue a press release and to file this Agreement with the Securities and Exchange Commission ("SEC"). Customer agrees that it will provide Tramco with an advance copy of any press release and that release of such press release or other public communication concerning the arrangements contemplated hereby will be subject to the reasonable advance consent of Tramco and will not, in any event disclose any specific pricing, labor rates or other detailed business terms in such press release. Customer acknowledges that the public disclosure of the commercial terms of this Agreement is likely to cause substantial competitive harm to Tramco. Therefore, Customer agrees to cooperate with Tramco to use all reasonable efforts to obtain confidential treatment by the SEC of any portions of this Agreement and any Airframe Services Orders which may be commercially sensitive.

          15.12  Counterparts.  This Agreement may be executed simultaneously in
                 -------------
two or more counterparts, including signature by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.13  Interpretation.  This Agreement shall be governed by and
                 ---------------
construed in accordance with the laws of the State of Washington, without reference to any conflict of laws principles. The language of this Agreement is and will be deemed to be the language chosen by the parties jointly to express their mutual understanding. No rule of construction based on which party drafted the agreement or certain of its provisions will be applied against either party.

          15.14  Authorization.  Each of the parties hereby represents and
                 -------------
warrants to the other that the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement, when duly authorized, executed and delivered by the other party, will be a valid and binding obligation of each party, respectively.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


TRAMCO, INC.                             FRONTIER AIRLINES, INC.


By:                                      By:  /s/ Jon Bartram
    --------------------------------         ---------------------------------
Its                                      Its  Vice President-Maintenance
    --------------------------------         ---------------------------------

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit 1        DEFINITIONS

Exhibit 4        FORM OF AIRFRAME SERVICES ORDER

Exhibit 5.5.5    WARRANTY

Exhibit 12.1     CUSTOMER--REQUIRED INSURANCE COVERAGES AND LIMITS

Exhibit 12.2     TRAMCO--REQUIRED INSURANCE COVERAGES AND LIMITS

                                                                       Exhibit 1

                                  DEFINITIONS


"Additional Work" means any modification work or airframe maintenance services
 ---------------
not included in the Workscope. Additional Work shall include Buyer Request Items and Non-Routine Maintenance.

"Aircraft" means Customer's aircraft on which the Airframe Services are to be
 --------
performed by Tramco, as further identified in the Airframe Services Order.

"Airframe Services" means Modification Work and Heavy Maintenance.
 -----------------

"Airframe Services Order" means the order for Airframe Services entered into
 -----------------------
between Tramco and Customer pursuant to Section 4.

"Base Maintenance" means minor maintenance, repair, and inspection activities,
 ----------------
and record keeping related thereto, on Aircraft at Customer base locations, including but not limited to "A" checks, "B" checks, service checks, and routine and non-routine overnight maintenance requirements, including log-book discrepancies.

"Buyer Request Items" shall mean changes or additions to engineering orders,
 -------------------
specifications, or other items of work requested in writing or orally by a Designated Maintenance Representative, although not specifically required by the terms of the Workscope.

"Designated Maintenance Representative(s)" shall mean any one or more
 ----------------------------------------
representatives of Customer designated pursuant to Section 5.5.4 of this Agreement.

"Discrepancy" shall mean a determination by Tramco of the existence of any
 -----------
condition with respect to an Aircraft, or the Airframe Services which varies from the applicable requirements or standards set forth in the maintenance program, FAA requirements, or the Technical Data, whether or not this condition could eventually result in failure of the component or of the Aircraft.

"Estimated Labor Hours" means the number of labor hours estimated pursuant to
 ---------------------
Section 5.1 with respect to any Airframe Services.

"Expendables and Consumables" means those parts and supplies which are used,
 ---------------------------
consumed or expended in connection with Airframe Services performed by Tramco hereunder and which have a unit acquisition cost to Tramco per item less than $1.00, but excluding any paint and any parts or items special ordered by Tramco for use on the Aircraft.

"FAA" means the U.S. Federal Aviation Administration or any federal agency or
 ---
administrative body that assumes its functions or is the successor thereto.

"FAR" or "FARs" means any of those certain regulations promulgated by the FAA,
 ---      ----
including, without limitation, those set forth in Title 14 of the Code of Federal Regulations, as from time to time in effect.

"Force Majeure" shall mean an event or condition contemplated by Section 11.
 -------------

"Heavy Maintenance" means the airframe heavy maintenance to Aircraft as
 -----------------
specified in the applicable Airframe Services Order, but excluding Line
                                                         ---------
Maintenance, Base Maintenance, or any overhaul services with respect to aircraft engines or any services not permitted by Tramco's FAA Section 145 certificate.

"Labor Rate" shall have the meaning set forth in Section 5.3.
 ----------

"Line Maintenance" means minor maintenance, repair, and inspection activities,
 ----------------
and record keeping related thereto, on Aircraft at all remote stations that Customer services, including, but not limited to, checking fluid levels, interface with flight crew, visual airframe and systems inspections, and replacement of minor components.

"Modification Work" means modifications of the interior of Aircraft as specified
 -----------------
in the applicable Airframe Services Order.

"Non-Routine Maintenance" means identified corrective work discovered during the
 -----------------------
performance of Routine Maintenance or Buyer Request Items or resulting from findings by Tramco of Discrepancies during the performance of Routine Maintenance or Buyer Request Items.

"Routine Maintenance" shall mean those items of inspection or work specifically
 -------------------
called out in the Workscope.

"Term" means the term of this Agreement as provided in Section 14.
 ----

"Time and Materials Basis" means: (i) with respect to labor, Tramco will charge
 ------------------------
the Labor Rate multiplied by the actual number of labor hours performed in connection with the identified services or statement of work; and (ii) except as otherwise provided herein, with respect to parts and materials and other direct charges, Tramco will charge the amounts specified in Section 5.2.

"Tramco Airframe" means the facility of Tramco located in Everett, Washington,
 ---------------
which performs the Airframe Services and presently operated by Tramco.

"Workscope" means the workscope identifying the services to be performed by
 ---------
Tramco as part of any Modification Work or Heavy Maintenance, as attached to the applicable Airframe Services Order.

                                                                       Exhibit 4

                            Airframe Services Order
                     under Tramco-Vanguard Agreement dated
                                          , 1996
                               -----------

Aircraft No.
                                                            -------------

Workscope:                                                 Attached as Exhibit A hereto.  The Workscope shall
                                                           control over any conflict or inconsistency between the
                                                           general descriptions of the Airframe Services
                                                           included in this Exhibit 4.

Labor Pricing

        Modification Work Fixed Price
        (Fixed charge for all labor for
        Modification Work identified in the Workscope)     $
                                                            ------------------

        Heavy Maintenance Fixed Price
        (Fixed charge for all labor for
        Heavy Maintenance identified in the Workscope)     $
                                                            ------------------

        Labor Rate (applicable to any
        Additional Work)
                                                  ------------------

Material Charges                                           Expendables and Consumables shall be charged at a
                                                           fixed rate equal to         % of the labor charges
                                                                               --------
                                                           invoiced to Customer as part of all Airframe Services

Estimated date of Aircraft delivery to Tramco
                                                                 ------------------

Estimated duration of Workscope                                               days
                                                                 ------------


Other

                                                                 ------------------

                                                                 ------------------

This Airframe Services Order is issued and agreed pursuant to that certain
Services Agreement between Tramco, Inc. and Vanguard dated           , 1996.
                                                           ----------
The terms of this Airframe Services Order shall apply only to the Aircraft described in this Airframe Services Order and the terms of this Airframe Services Order shall control in the event they conflict with any terms contained in the Services Agreement. Capitalized terms used herein shall have the same meanings given in the Services Agreement. The terms of this Airframe Services Order shall not affect any other Airframe Services performed or to be performed for Vanguard.

Executed this     day of          , 199  .
              ---        ---------     --

TRAMCO, INC.                       VANGUARD AIRLINES, INC.

By                                     By
   --------------------------------       ---------------------------------
Name                                   Name
     ------------------------------         -------------------------------
Title                                   Title
      -----------------------------           -----------------------------

                                                                   Exhibit 5.5.5
                           AIRFRAME SERVICES WARRANTY


     1  Warranty.  Subject to the other provisions contained in this Warranty,
        --------
Tramco warrants to Customer that the Airframe Services provided hereunder will be free from defects in workmanship introduced during Tramco's servicing thereof. The foregoing warranty shall not apply to any parts, material or third party services incorporated in such Airframe Services and Tramco makes no warranty, express or implied, with respect to such parts, material or services. Tramco workmanship shall not be deemed defective if such workmanship was in compliance with applicable manufacturer's operating and maintenance instructions or procedures or applicable governmental regulations for such service in effect at the time of such service.

     2  Warranty Period and Notice.
        --------------------------

          a.  Warranty Period.  The warranty set forth in paragraph 1 of this
              ---------------
Warranty extends for a period of (i) 12 months from the date the serviced Aircraft is delivered to Customer, or (ii) 1200 flying hours subsequent to the date the serviced Aircraft is delivered to Customer, whichever is the first to occur (the "Warranty Period"). In the event that Tramco repairs or re-services an item under this Warranty, the warranty provided hereunder shall extend to such repair or re-serviced item for the remainder of the original Warranty Period applicable to the item and no new Warranty Period shall be established therefor.

          b.  Notice.  Customer's remedy and Tramco's obligation and liability
              ------
under this Warranty with respect to each defect, are conditioned upon Customer providing written notice to Tramco of its warranty claim at the earlier of (i)
                                                                -------
the date which is thirty days after the defect is discovered by Customer; or
(ii) the expiration of the Warranty Period.

     3  Return and Statement.  Customer's remedy and Tramco's obligation and
        --------------------
liability under this Warranty with respect to each defect, are also subject to the following conditions.

          a.  Return.  Customer returns the serviced Aircraft or any part,
              ------
accessory or component thereof which is subject to a warranty claim hereunder at its cost, transportation charges prepaid, as soon as reasonably practical to the Tramco servicing facility or another location as may be mutually agreed between the parties. In the event that a Warranty Claim is accepted by Tramco in accordance with the terms hereof, Tramco will reimburse Customer for aircraft ferry costs at a rate of $3,000 per flight hour, but not to exceed the maximum total amount of $6,000. The foregoing reimbursement shall only apply if warranty service requires that the Aircraft be returned to the Tramco servicing facility and only if the return for warranty service causes an unscheduled routing of the Aircraft.

          b.  Statement.  Customer provides a written statement to Tramco
              ---------
describing the nature of the claimed defect.

     4. Parts and Material.  To the extent assignable, Tramco shall assign to
        ------------------
Customer any warranties received by Tramco with respect to parts and material transferred to Customer by Tramco or incorporated by Tramco into the Airframe Services. Customer shall have sole responsibility for processing and pursuing any applicable warranty claims against manufacturers and vendors of any such parts or material.

     5  Disclaimer.  THE WARRANTY SET FORTH IN THIS WARRANTY AND THE OBLIGATIONS
        ----------
AND LIABILITIES OF TRAMCO HEREUNDER, ARE IN LIEU OF, AND CUSTOMER HEREBY WAIVES AND RELEASES ALL OTHER WARRANTIES OR

GUARANTEES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TRAMCO SHALL NOT BE LIABLE FOR AND CUSTOMER HEREBY WAIVES AND RELEASES ANY AND ALL CLAIMS WITH RESPECT TO ANY
(A) IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (B) IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (C) CLAIM IN TORT, WHETHER OR NOT ARISING IN WHOLE OR IN PART FROM TRAMCO'S FAULT, NEGLIGENCE, STRICT LIABILITY OR PRODUCT LIABILITY; OR (D) CLAIM FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, CONSEQUENTIAL DAMAGES, COVER OR ANY LOSS OF PROFIT, REVENUE OR USE.

TRAMCO'S LIABILITY AND CUSTOMER'S SOLE REMEDY HEREUNDER WITH RESPECT TO SERVICES PROVIDED HEREUNDER, INCLUDING BREACH OF THE WARRANTY SET FORTH HEREIN, WHETHER IN TORT, CONTRACT OR OTHERWISE, SHALL BE LIMITED TO, AT TRAMCO'S OPTION, TRAMCO'S REPAIR OR RE-SERVICE OF THE ITEM OR TASK AND IN NO EVENT SHALL TRAMCO'S LIABILITY HEREUNDER EXCEED THE COMPENSATION PAID BY CUSTOMER TO TRAMCO FOR THE SPECIFIC SERVICE PERFORMED. IN THE EVENT THAT THIS DISCLAIMER OR ANY PORTION HEREOF SHALL BE HELD TO BE INVALID OR UNENFORCEABLE, THE REMAINING PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

                                                                    Exhibit 12.1

                    Customer Insurance Coverages and Limits
                    ---------------------------------------

                Coverage                                         Limits
                --------                                         ------
Aircraft Operations/Aviation Liability         $200 million (provided that no more than $20
                                               million of such amount is self-insured)

Commercial General Liability                   $2 million per occurrence

Automobile Insurance                           $2 million per occurrence

Workers Compensation                           Statutory Requirement in each jurisdiction
                                               where employees are located

                                                                    Exhibit 12.2

                     Tramco Insurance Coverages and Limits
                     -------------------------------------


                Coverage                                         Limits
                --------                                         ------
Aircraft Products Liability                    $200 million (provided that no more than $20
                                               million of such amount is self-insured)

Hangarkeeper's Liability                       $200 million

Commercial General Liability                   $2 million per occurrence

Automobile Insurance                           $2 million per occurrence

Workers Compensation                           Statutory Requirement in each jurisdiction
                                               where employees are located